EXHIBIT 4.1

Purchase Agreement dated April 13, 2011 between Sociedad Contractual Minera Eton Chile
(Exeter Resource Corporation) and Anglo American Norte S.A. (formerly Minera Anglo
American Chile Limitada and Empresa Mantos Blancos S.A.)

The following constitutes a summary of the material terms for the above noted agreement, as derived from the executed Spanish version attached.

–	Purchase Agreement covers the purchase of 100% the Caspiche property mineral rights (“the Property”) by Exeter Resource Corporation (the “Company”) from Anglo American Norte S.A. (“Anglo”);

–	The Company exercised its option to acquire a 100% interest in the Property in February 2011;

–	Anglo is entitled to a 3% net smelter royalty (“NSR”) from production of the Property;

–
Anglo has the right to buy the Property back by reimbursing certain of the Company’s expenditures incurred on the Property if it is not put into production within 15 years from the date the Company exercised its option;

–
The Company is required to make advance royalty payments of US$250,000 annually to Anglo until March 31, 2020 and thereafter US$1.0 million annually to Anglo for the period March 31, 2021 to March 31, 2025 or until commencement of commercial production;

–	If commercial production commences prior to March 31, 2025, the advance royalty payments will cease and NSR will be payable.

REPERTORIO Nº2759/2011

Rli.

O.T.115.075

AG

COMPRAVENTA DE PERTENENCIAS MINERAS

ANGLO AMERICAN NORTE S.A.

A

SOCIEDAD CONTRACTUAL MINERA ETON CHILE

<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<

En Santiago, República de Chile, a trece de Abril del año dos mil once, ante mí, **ANTONIETA MENDOZA ESCALAS**, Abogado, Notario Público Titular de la Décimo Sexta Notaría y Conservador de Minas de Santiago, con oficio en calle San Sebastián número dos mil setecientos cincuenta, comuna de Las Condes, comparecen: don **ALEJANDRO VICENTE MENA FRAU,** chileno, casado, ingeniero comercial, cédula nacional de identidad número nueve millones setecientos noventa y seis mil trescientos cuarenta y uno guión K y don **LUIS IGNACIO QUIÑONES SOTOMAYOR**, chileno, casado, abogado, cédula nacional de identidad número siete millones setecientos setenta y seis mil setecientos dieciocho guión cinco, ambos actuando en representación según se acreditará de ANGLO AMERICAN NORTE S.A., sociedad del giro minero, rol único tributario número setenta y siete millones cuatrocientos dieciocho mil quinientos ochenta guión uno, todos domiciliados en Avenida Pedro de Valdivia doscientos noventa y uno, comuna de Providencia, Santiago, en adelante, indistintamente **"ANGLO"**, por una parte; y, por la otra, don **PABLO JOSE MIR BALMACEDA**, chileno, casado, abogado, cédula nacional de identidad número seis millones trescientos setenta y cuatro mil novecientos ochenta y nueve guión tres, en representación según se acreditará, de SOCIEDAD CONTRACTUAL MINERA ETON CHILE, sociedad del giro de su denominación, rol único tributario número setenta y seis

millones seiscientos cuarenta y ocho mil ochocientos cincuenta guión uno, ambos domiciliados para estos efectos en Avenida Eliodoro Yañez dos mil cuarenta y ocho, Providencia, Santiago en adelante **"ETON";** los comparecientes mayores de edad, quienes acreditaron sus identidades con las cédulas mencionadas, y exponen: **PRIMERO**: **Antecedentes. Uno punto uno**. Por instrumento privado de fecha once de Octubre de dos mil cinco, las sociedades Exeter Resource Corporation /en adelante también "**Exeter**"/, sociedad matriz de ETON, y Minera Anglo American Chile Limitada conjuntamente con Empresa Minera de Mantos Blancos S.A., ambas hoy Anglo American Norte S.A. rol único tributario número setenta y siete millones cuatrocientos dieciocho mil quinientos ochenta guión uno, celebraron un acuerdo de intención para la celebración de un contrato de opción de compra de derechos mineros denominado "Option and Royalty Heads of Agreement", el que fue modificado por instrumentos privados de fecha seis de Abril de dos mil seis, trece de Diciembre de dos mil seis y catorce de Septiembre de dos mil siete, en adelante y conjuntamente denominados como el **"ORA". Uno punto dos**. **Antecedentes de Empresa Minera de Mantos Blancos S.A. hoy Anglo American Norte S.A.** En Junta General Extraordinaria de Accionistas de Empresa Minera de Mantos Blancos S.A. celebrada con fecha veintisiete de Septiembre de dos mil siete, cuya acta se redujo a escritura pública con fecha veintiocho de Septiembre de dos mil siete en la Notaría de Santiago de don Alvaro Bianchi Rosas, se acordó cambiar su razón social por Anglo American Norte S.A. Un extracto de la escritura se inscribió a fojas cuarenta y un mil ciento setenta y seis número veintinueve mil quinientos treinta y tres del Registro de Comercio de Santiago con fecha cuatro de Octubre de dos mil siete y se publicó en el Diario Oficial número treinta y ocho mil ochocientos ochenta y tres de fecha diez de Octubre de dos mil siete. **Uno punto tres**. **Antecedentes de Minera Anglo American Chile Limitada. Uno/** En Junta General Extraordinaria de Accionistas de Minorco Inversud S.A. celebrada con fecha treinta de abril de dos mil nueve y reducida a escritura pública con esa misma fecha en la Notaría de Santiago de don José Musalem Saffie, se acordó la fusión por incorporación en Anglo

American Norte S.A. de Minorco Inversud S.A. Como consecuencia de la fusión, Anglo American Norte S.A., como entidad sobreviviente, adquirió todos los activos y pasivos de Minorco Inversud S.A., sucediéndola en todos sus derechos y obligaciones, incorporándose a Anglo American Norte S.A. la totalidad del patrimonio y accionistas de Minorco Inversud S.A., la que quedó disuelta sin necesidad de efectuar su liquidación. Un extracto de la referida escritura pública se inscribió a fojas veinte mil ochocientos veintinueve número catorce mil doscientos treinta y uno del Registro de Comercio del Conservador de Bienes Raíces de Santiago correspondiente al año dos mil nueve, y se publicó en el Diario Oficial de fecha doce de mayo del mismo año. **Dos/** En Junta General Extraordinaria de Accionistas de Anglo American Norte S.A. celebrada con fecha treinta de abril de dos mil nueve y reducida a escritura pública con esa misma fecha en la Notaría de Santiago de don José Musalem Saffie, se acordó, entre otras materias, la fusión por incorporación en Anglo American Norte S.A. de Minorco Inversud S.A. Como consecuencia de la fusión, Anglo American Norte S.A., como entidad sobreviviente, adquirió todos los activos y pasivos de Minorco Inversud S.A., sucediéndola en todos sus derechos y obligaciones, incorporándose a Anglo American Norte S.A. la totalidad del patrimonio y accionistas de Minorco Inversud S.A., la que quedó disuelta sin necesidad de efectuar su liquidación. Un extracto de la referida escritura pública a que se redujo el acta de la Junta de Anglo American Norte S.A. se inscribió a fojas veintiún mil trescientos ochenta y cinco número catorce mil seiscientos catorce del Registro de Comercio del Conservador de Bienes Raíces de Santiago correspondiente al año dos mil nueve y se público en el Diario Oficial de fecha doce de mayo del mismo año. **Tres/** Considerando que Minorco Inversud S.A. y Anglo American Norte S.A. eran los únicos socios de la sociedad de responsabilidad limitada que giraba bajo la razón social de Minera Anglo American Chile Limitada, y producto de la fusión por incorporación de la primera en la segunda, se produjo la disolución de pleno derecho de Minera Anglo American Chile Limitada, por reunirse todos los derechos sociales en manos de una sola persona, Anglo American Norte S.A.,

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO
SAN SEBASTIAN 2750, PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX: 335 66 11
E MAIL notaria@notariamendoza.cl -- www.notariamendoza.cl

quien se hizo solidariamente responsable del pago, de acuerdo a lo establecido en el artículo sesenta y nueve del Código Tributario, de todos los impuestos que Minera Anglo American Chile Limitada adeude o llegare a adeudar en el futuro; y **Cuatro/** Mediante escritura pública de fecha dieciocho de Mayo de dos mil nueve otorgada en la Notaría de Santiago de don José Musalem Saffie, la sociedad Anglo American Norte S.A. en su carácter de continuadora legal de Minera Anglo American Chile Limitada, dejó constancia de la disolución de esta última sociedad, anotándose esta circunstancia al margen de su inscripción constitutiva que rola a Fojas quince mil doscientos once Numero siete mil quinientos treinta y siete del Registro de Comercio de Santiago del año mil novecientos ochenta. **Cinco/** Con fecha treinta de Noviembre de dos mil diez se produjo la fusión por incorporación de la sociedad Anglo American Norte S.A. rol único tributario número noventa y uno millones seiscientos cincuenta y ocho mil guión dos, en la sociedad "Anglo American Norte S.A." rol único tributario número setenta y siete millones cuatrocientos dieciocho mil quinientos ochenta guión uno. Mediante Juntas Extraordinarias de Accionistas de ambas sociedades celebradas el día treinta de Noviembre de dos mil diez, cuyas actas se redujeron a escritura pública con la misma fecha en la Notaría de Santiago de don José Musalem Saffie, se acordó la fusión por incorporación de "Anglo American Norte S.A." rol único tributario número noventa y uno millones seiscientos cincuenta y ocho mil guión dos, en la sociedad "Anglo American Norte S.A." rol único tributario número setenta y siete millones cuatrocientos dieciocho mil quinientos ochenta guión uno, adquiriendo esta última todos los activos y pasivos de la primera, sucediéndola en todos sus derechos y obligaciones, pasando en consecuencia a constituirse en su sucesora legal. El extracto de la Junta Extraordinaria de Accionistas "Anglo American Norte S.A." rol único tributario número setenta y siete millones cuatrocientos dieciocho mil quinientos ochenta guión uno, se inscribió a fojas sesenta y cinco mil novecientos noventa y tres número cuarenta y cinco mil novecientos setenta y ocho en el Registro de Comercio del Conservador de Bienes Raíces de Santiago el día siete de Diciembre de dos mil diez y se publicó en el Diario Oficial número

treinta y nueve mil ochocientos treinta y uno el día diez de Diciembre de dos mil diez. A su vez, el extracto de la Junta Extraordinaria de Accionistas "Anglo American Norte S.A". rol único tributario número noventa y uno millones seiscientos cincuenta y ocho mil guión dos, se inscribió a fojas sesenta y cinco mil novecientos noventa y cinco número cuarenta y cinco mil novecientos setenta y nueve en el Registro de Comercio del Conservador de Bienes Raíces de Santiago el día siete de Diciembre de dos mil diez y se publicó en el Diario Oficial número treinta y nueve mil ochocientos treinta y uno el día diez de Diciembre de dos mil diez. **Uno punto cuatro**. El ORA estableció, entre otras materias, que las partes del mismo suscribirían en Chile un contrato de opción irrevocable de compra, conforme al cual Exeter Resource Corporation, a través de su filial ETON, podría adquirir ciertos derechos y concesiones mineras de los cuales ANGLO es titular, que se describen en la cláusula segunda del presente contrato. Asimismo, el ORA estableció que en caso que ETON ejerza la opción de compra y adquiera las concesiones y derechos mineros de ANGLO, deberá pagar a favor de ésta una regalía equivalente a un tres por ciento del retorno neto de fundición de los minerales que extraiga de las concesiones mineras que adquiera a ANGLO. **Uno punto cinco**. En consideración a que a esta fecha no se ha suscrito el contrato de opción a que se refiere el punto anterior y por otra parte, que ETON ha cumplido íntegramente con las obligaciones y condiciones que el ORA estableció para el ejercicio de la opción de compra de los derechos y concesiones mineras y ha notificado a ANGLO su intención de ejercer la opción de compra, las partes han acordado no suscribir el contrato de opción ya referido y en su reemplazo suscribir directamente el contrato de compraventa de las concesiones y derechos mineros comprendidos en el ORA. **SEGUNDO: Propiedades Mineras. Dos punto uno**. ANGLO AMERICAN NORTE S.A, es dueña de las concesiones mineras de explotación constituidas que a continuación se indican, todas ubicadas en la comuna de Tierra Amarilla, provincia de Copiapó, Tercera Región de Atacama: **Dos punto uno punto uno. Caspiche 1 al 10**, cuya acta de mensura a nombre de Anglo American Norte S.A. se encuentra inscrita a fojas cuarenta y

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO
SAN SEBASTIAN 2750. PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX: 335 66 11
E MAIL notaria@notariamendoza.cl -- www.notariamendoza.cl

nueve, número veintisiete del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año mil novecientos ochenta y nueve, y el dominio a su nombre a Fojas novecientos cincuenta y seis Número doscientos cuarenta y uno del mismo registro y conservador del año dos mil nueve. **Dos punto uno punto dos. Caspiche Segundo 1 al 32**, cuya acta de mensura a nombre de Anglo American Norte S.A. se encuentra inscrita a fojas novecientos setenta y dos, número doscientos treinta y ocho del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año mil novecientos ochenta y nueve, y el dominio a su nombre a Fojas novecientos cincuenta y siete Número doscientos cuarenta y dos del mismo registro y conservador del año dos mil nueve. **Dos punto uno punto tres. Vega de Caspiche 1 al 9**, cuya acta de mensura a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas cinco, número cuatro del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año mil novecientos ochenta y nueve, y el dominio a su nombre a Fojas novecientos sesenta y tres Número doscientos cuarenta y ocho del mismo registro y conservador del año dos mil nueve. **Dos punto uno punto cuatro. Caspiche Tercero 1 al 10**, cuya acta de mensura a nombre de Anglo American Norte S.A. se encuentra inscrita a fojas cuatrocientos seis, número ciento siete del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año mil novecientos ochenta y nueve, y el dominio a su nombre a Fojas novecientos cincuenta y ocho Número doscientos cuarenta y tres del mismo registro y conservador del año dos mil nueve. **Dos punto uno punto cinco. Troya 1 al 12,** cuya acta de mensura a nombre de Anglo American Norte S.A. se encuentra inscrita a fojas dos mil seiscientos setenta, número quinientos treinta y cinco del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año mil novecientos noventa, y el dominio a su nombre a Fojas novecientos sesenta y dos Numero doscientos cuarenta y siete del mismo registro y conservador del año dos mil nueve. **Dos punto uno punto seis. Caspiche IV 1 al 7**, cuya acta de mensura y dominio a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas setecientos nueve, número ciento nueve del Registro de

Propiedad del Conservador de Minas de Copiapó correspondiente al año dos mil nueve. **Dos punto uno punto siete. Caspiche V 1 al 20**, cuya acta de mensura y dominio a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas cuatrocientos treinta y ocho, número ciento cuarenta y nueve del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año dos mil nueve. **Dos punto uno punto ocho. Caspiche VI 1 al 25**, cuya acta de mensura y dominio a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas cuatrocientos cuarenta y seis, número ciento cincuenta del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año dos mil nueve. **Dos punto uno punto nueve. Caspiche VII 1 al 20**, cuya acta de mensura y dominio a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas cuatrocientos sesenta y dos, número ciento cincuenta y dos del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año dos mil nueve. **Dos punto uno punto diez. Caspiche IV 11**, cuya acta de mensura y dominio a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas cuatrocientos cincuenta y cinco, número ciento cincuenta y uno del Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año dos mil nueve. **Dos punto uno punto once. Caspiche VIII 1 al 30**, cuya manifestación a nombre de Anglo American Norte S.A. se encuentra inscrito a fojas seis mil trescientos setenta y nueve, número cinco mil ciento treinta y tres del Registro de Descubrimiento del Conservador de Minas de Copiapó correspondiente al año dos mil diez Todas las concesiones mineras de explotación o pertenencias antes indicadas se denominarán, en adelante indistinta y conjuntamente, las "**Pertenencias Mineras**" o las "**Propiedades Mineras**", las que conforman el proyecto minero denominado "**Caspiche**", y cuya ubicación geográfica se describe en coordenadas UTM en el **Anexo A** documento que forma parte integrante del presente contrato y que se protocoliza bajo el número seiscientos treinta con esta fecha en el Registro de la Notario que autoriza. También se considerarán Propiedades Mineras todas las concesiones mineras adquiridas o constituidas por ETON o cualquiera de sus filiales que se encuentren o puedan encontrarse total o

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO
SAN SEBASTIAN 2750, PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX: 335 66 11
E MAIL notaria@notariamendoza.cl -- www.notariamendoza.cl

parcialmente dentro de las coordenadas UTM descritas en el referido Anexo A. **TERCERO:** Declaraciones. ANGLO declara y garantiza que sobre las Pertenencias Mineras tiene dominio exclusivo y excluyente; no se superponen a ningún derecho de tercero que pudiera habilitar a ese tercero para explorar o explotar cualquier sustancia concesible en el mismo terreno; fueron adquiridas con justo título, de buena fe, conforme a la ley, reglamentos y demás normas aplicables; todas sus transferencias de dominio se han efectuado legalmente y nadie fundadamente puede reclamar derechos o denunciar vicios; que el proceso de constitución de ellas se llevó a efecto conforme a la ley, reglamentos y demás normas aplicables; que se encuentran libres de hipotecas, gravámenes, avíos, prohibiciones, promesas u opciones de cualquier naturaleza, de embargos, litigios, u otros derechos de terceros, como de cualquier otra medida legal, judicial o voluntaria que afecte, perturbe o embarace su libre disposición o enajenación. **CUARTO:** Compraventa. Por el presente instrumento, Anglo American Norte S.A. debidamente representadas por los señores Alejandro Vicente Mena Frau y Luis Ignacio Quiñones Sotomayor, vende, cede y transfiere a Sociedad Contractual Minera Eton Chile, para quien compra y acepta su representante don Pablo José Mir Balmaceda, las Pertenencias Mineras que se singularizan en la cláusula segunda de este contrato. **QUINTO:** Precio. El precio total de la presente compraventa esta compuesto por: Una parte determinada y que corresponde a la suma de **cinco millones doscientos once mil cuatrocientos setenta pesos** equivalente a esta fecha a once mil dólares de los Estados Unidos de América la que se paga a Anglo American Norte S.A., en este acto, al contado y en dinero efectivo, declarando sus representantes recibirla a su entera satisfacción y; Una parte determinable equivalente a un tres por ciento del "Retorno Neto de Fundición" /RNF/ o Net Smelter Return /SNR/ de los ingresos obtenidos por la venta o enajenación de los minerales y otros productos mineros arrancados y extraídos de las Pertenencias Mineras, que ETON determinará conforme al contrato y pagará a Anglo en los términos y demás condiciones que se indican en la cláusula siguiente. Las partes dejan constancia que la parte determinada del

precio de compraventa a que se refiere el numeral cinco punto uno anterior, de cada una de las concesiones mineras de explotación individualizadas en la cláusula segunda precedente, es la suma equivalente a mil dólares de los Estados Unidos de América. Como consecuencia de lo anterior, la parte determinada del precio de la compraventa a que se refiere el numeral cinco punto uno anterior, se encuentra íntegramente pagado. A mayor abundamiento, Anglo renuncia a la acción resolutoria. **SEXTO:** Regalía y Garantía. Conforme a lo indicado en el numeral cinco punto dos de la cláusula anterior, por este acto ETON se obliga a pagar a Anglo American Norte S.A., sus sucesores y/o cesionarios una cantidad equivalente a un tres por ciento del "Retorno Neto de Fundición" /RNF/ o Net Smelter Return de los ingresos brutos obtenido por la venta o enajenación de los minerales arrancados y extraídos de las Propiedades Mineras, en los términos y demás condiciones que se indican a continuación y en el **Anexo B**, documento que forma parte integrante del presente contrato y que se protocoliza bajo el número seiscientos treinta, con esta fecha en el Registro de la Notario que autoriza, en adelante la "**Regalía**" . La Regalía se anotará al margen de la inscripción de dominio de cada una de las Propiedades Mineras. Comparece en este acto don **PABLO JOSÉ MIR BALMACEDA**, ya individualizado, en representación de Exeter Resource Corporation quien declara; desde la fecha de suscripción de este instrumento y hasta el momento en que ETON sea liberado de todas sus obligaciones en conformidad al Contrato y a este Anexo B, Exeter Resource Corporation /incluido sus sucesores o cesionarios/ en este acto acuerda y conviene garantizar al Otorgante en forma personal, incondicional e irrevocable, y se constituye en fiador y codeudor solidario del cumplimiento íntegro y oportuno de todas las obligaciones asumidas por este último, incluyendo la obligación de pagar el Royalty al Beneficiario, sus sucesores o cesionarios. **SEPTIMO**: Opción de recompra de Anglo. Si transcurridos quince años a contar del día treinta y uno de Marzo de dos mil once, ETON no hubiera dado inicio a la Operación Comercial, entendiendo por tal la fecha del primer embarque comercial en carácter regular de los minerales, ANGLO tendrá la opción, sin estar obligada a

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO
SAN SEBASTIAN 2750, PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX: 335 66 11
E MAIL notaria@notariamendoza.cl -- www.notariamendoza.cl

ello, de recomprar las Pertenencias Mineras, pagando a ETON como precio por dicha recompra una suma igual al total de los "Gastos", incurridos por ETON en el período que va desde la fecha de suscripción del ORA hasta la fecha en que ANGLO ejerza la opción de recompra que establece esta cláusula. En caso de que ANGLO ejerza la opción de recompra antes indicada, junto con las Pertenencias Mineras e incluidas dentro del mismo precio, ETON transferirá a ANGLO los estudios, información, bienes, permisos e instalaciones asociadas a las Pertenencias Mineras y cualquier otro activo financiado o gasto efectuado en beneficio de una cualquiera de las Propiedades Mineras, cuyo valor se encuentre dentro de los "Gastos" y considerados para determinar el precio de recompra. El derecho a ejercer la opción de recompra antes indicado podrá ser ejercido por ANGLO, por una sola vez, lo que deberá hacer dentro del plazo de sesenta días siguientes al vencimiento del plazo de quince años contados desde el día treinta y uno de Marzo de dos mil once, si a esa fecha Eton o sus sucesores o cesionarios no hubiera dado inicio a la Operación Comercial. Para estos efectos, ANGLO dentro del plazo de sesenta días antes indicado deberá notificar por escrito a Exeter su intención de ejercer la opción de recompra. El contrato de compraventa respectivo y el pago del precio de compraventa se deberá realizar dentro de los treinta días siguientes a la notificación de ejercicio de la opción de recompra. Si transcurrido el plazo de sesenta días antes indicado, ANGLO no ha manifestado su intención de ejercer la opción de recompra, se entenderá que ha renunciado a la misma, y esta no podrá ser ejercida posteriormente. En este evento, EXETER mantendrá la obligación de pagar anualmente la suma de un millón de dólares de los Estados Unidos de América como anticipo de regalía, según este se define en el Anexo B, hasta la fecha de inicio de la Operación Comercial. En el evento que ANGLO decida ceder y transferir a un tercero la Regalía deberá también ceder a ese mismo tercero el derecho a la opción de recompra que establece la presente cláusula. En atención a lo anterior, en el evento que ANGLO decida ceder y transferir a un tercero la Regalía, dicha cesión deberá comprender la totalidad de la Regalía y no podrá comprender parte o derechos en la misma. Se entiende por

"Gastos" todo el dinero efectivo, pagos y fondos gastados o incurridos directamente, incluyendo los impuestos chilenos, por Exeter o por ETON en las Propiedades Mineras, su exploración, evaluación y desarrollo. Estos gastos incluyen, no estando limitados a, pago de opciones, pagos de servidumbres, patentes mineras, impuestos locales, multas y cargos requeridos para mantener o asegurar las Propiedades Mineras vigentes; todos los gastos de trabajos geofísicos, geoquímicos y geológicos; todos los gastos de prospección, sondajes, ensayos, pruebas metalúrgicas, ingeniería, construcción y cualquier otro gasto directamente en beneficio de cualquiera de las Propiedades Mineras y los trabajos en ellas efectuados. Los gastos incluirán los costos asociados a cualquier auditoria de los Gastos, cuando tal auditoria fuera solicitada por Anglo, e incluyen un diez por ciento como gastos generales aplicados a los costos incurridos en Chile o en cualquier lugar, incluyendo montos pagados fuera de Chile por trabajos relacionados con las Propiedades Mineras, excepto por gastos contractuales superiores a cincuenta mil dólares de los Estados Unidos de América donde los gastos generales serán cinco por ciento de los costos. Para estos efectos, ETON entregará a ANGLO, en el mes de Abril de cada año un informe que refleje los Gastos efectuadas por ETON en el período comprendido entre el primero de Enero y el treinta y uno de Diciembre del año anterior. En caso de que ANGLO tenga objeciones u observaciones a la información presentada por ETON, deberá informarlo por escrito a esta dèntro de los treinta días siguientes a la recepción de la información. Si las partes no resolvieran sus diferencias dentro de los treinta días siguientes a la fecha en que ANGLO formulara sus objeciones u observaciones, se encargará a alguna empresa auditora internacional de reconocido prestigio, una auditoría de la información contenida en el informe presentado por ETON. El costo de esta auditoría será de cargo de ETON y será considerada como un Gasto para los efectos de este contrato. Para los efectos de la determinación de este precio, a más tardar el treinta de Abril de dos mil once, ETON enviará a ANGLO un detalle actualizado de los Gastos hasta el día treinta y uno de Diciembre de dos mil diez y posteriormente, a más tardar los días treinta

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO
SAN SEBASTIAN 2750, PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX : 335 66 11
E MAIL notaria@notariamendoza.cl -- www.notariamendoza.cl

de Abril de cada año, partiendo el mes de Abril de dos mil doce, ETON entregará a ANGLO un informe de los Gastos incurridos entre el primero de Enero y el treinta y uno de Diciembre del año inmediatamente anterior. Sin perjuicio de lo anterior, las partes declaran que a esta fecha ETON ha cumplido, dentro de plazo, con los "Gastos" exigidos por el ORA como condición para el ejercicio de la opción de compra. La información correspondiente a los Gastos hasta el día treinta y uno de Diciembre de dos mil diez que entregará ETON a más tardar el treinta de Abril de dos mil once, serán revisados por ANGLO quien podrá formular observaciones y objeciones de acuerdo al procedimiento y dentro de los plazos indicados anteriormente para los informes anuales de Gastos. **OCTAVO:** Moneda. Todos los pagos que establece el presente contrato se realizarán en Dólares de los Estados Unidos de América. **NOVENO:** Forma de venta y saneamiento. Las Pertenencias Mineras se venden como especie o cuerpo cierto, en el estado en que actualmente se encuentran, con todos sus usos, costumbres, derechos y servidumbres activas y pasivas, libres de hipotecas, gravámenes, prohibiciones, litigios, embargos, contratos de compraventa de minerales in situ, arrendamientos, o cualquiera otra clase de actos o contratos, gravámenes, derechos reales y personales que impidan el libre uso, goce, disposición y entrega de las Pertenencias Mineras. ANGLO responderá del saneamiento en conformidad a la ley. En el evento que Anglo ejerza la opción de recompra a que se refiere la cláusula Séptima anterior, Eton le deberá transferir las Pertenencias Mineras en las condiciones indicadas al principio de esta cláusula, con excepción de aquellos gravámenes y prohibiciones que a la fecha de la recompra por Anglo afecten a las Pertenencias Mineras y demás bienes a transferir y que se hubieran constituido como parte de las garantías otorgadas para el financiamiento del proyecto Caspiche, las que se mantendrán, sujeto a que dicho financiamiento se haya contratado a valores de mercado. Asimismo, las Pertenencias Mineras en el evento de la recompra se transferirán en el estado material que se encuentren a esa fecha, habida consideración de los trabajos que Eton habrá realizado en las mismas. **DECIMO**: Fuerza Mayor. En caso que el cumplimiento de alguna

obligación asumida por ETON en virtud del presente contrato, se vea impedido, obstaculizado o demorado como consecuencia de un evento de fuerza mayor o caso fortuito, ETON no estará obligada a cumplir con esa obligación mientras la situación acaecida persista. Asimismo, se deberá extender el plazo dispuesto para el cumplimiento de la obligación, como asimismo de las otras obligaciones que establece este contrato y que no pueden ser cumplidas por la misma razón. Dicha extensión se realizará teniendo en cuenta la duración del evento de fuerza mayor. Sin perjuicio de lo anterior, de suceder un evento de fuerza mayor, ETON deberá hacer todo lo razonablemente posible para eliminar o aminorar los efectos que produzca el evento de fuerza mayor. ETON deberá informar a ANGLO en cuanto se produzca un evento de fuerza mayor que le impida, obstaculice o demore el cumplimiento de alguna obligación que le impone este contrato. Asimismo, ETON deberá notificar a ANGLO inmediatamente después de que haya desaparecido o se haya eliminado o rectificado el evento de fuerza mayor que origine el impedimento, obstaculización o demora. **UNDECIMO:** Entrega material y amparo. La entrega material de las Pertenencias Mineras objeto de este contrato fue realizada con anterioridad a esta fecha, declarando ETON haberlas recibido a su entera satisfacción. Será obligación de ETON amparar y defender su posesión sobre las Propiedades Mineras y pagar todos los derechos, patentes e impuestos que graven o puedan gravar a futuro las Propiedades Mineras. **DUODECIMO:** Gastos de Notaría e Inscripciones. Los gastos y derechos que se generan con ocasión del presente contrato, como también los derechos por las inscripciones en el Conservador de Minas respectivo, serán de cargo de ETON. **DECIMO TERCERO:** Arbitraje. Cualquier duda o dificultad que surja entre las partes con motivo del presente contrato o de sus documentos complementarios o modificatorios, ya se refiera a su interpretación, cumplimiento, validez, resolución, terminación o cualquier otra causa o motivo relacionada con este contrato, será resuelta mediante un arbitro mixto, conforme al Reglamento del Centro de Arbitrajes de la Cámara de Comercio de Santiago A.G., cuyas disposiciones constan en la escritura pública de fecha diez de Diciembre de mil novecientos noventa y dos otorgada en la

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO
SAN SEBASTIAN 2750, PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX: 335 66 11
E MAIL: notaria@notariamendoza.cl -- www.notariamendoza.cl

Notaría de Santiago de don Sergio Rodríguez Garcés, que formando parte integrante de esta cláusula, las partes declaran conocer y aceptar.- Las partes confieren mandato especial irrevocable a la Cámara de Comercio de Santiago A.G. para que, a solicitud escrita de cualquiera de ellas, designe al árbitro mixto de entre los integrantes del cuerpo arbitral del Centro de Arbitrajes de esa Cámara. En contra de las resoluciones del árbitro no procederá recurso alguno, salvo el recurso de apelación respecto de la sentencia definitiva, el que será conocido por un tribunal arbitral de segunda instancia del mismo carácter. Las partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago para que, a petición escrita de cualquiera de ellas, designe el tribunal arbitral de segunda instancia, integrado por tres miembros del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del tribunal de segunda instancia no procederá recurso alguno. El tribunal de primera instancia, como asimismo el de segunda, quedan especialmente facultados para resolver todo asunto relacionado con su competencia y/o jurisdicción. **DECIMO CUARTO:** Comunicaciones. Toda comunicación entre las partes que no tenga designada una forma especial en este contrato, se efectuará por telefax seguido por carta certificada enviada por medio de un notario, la que se deberá enviar a más tardar cuarenta y ocho horas después del envío del telefax: Las comunicaciones se deberán dirigir a: **ANGLO:** Atención: Vicente Irarrazaval Llona. Telefax: /cinco seis dos/ dos tres cero seis seis seis cinco. Dirección: Avenida Pedro de Valdivia doscientos noventa y uno, Providencia, Santiago, Chile. **Con Copia a:** Gerente Legal, Anglo American Chile Limitada. Telefax: /cinco seis dos/ dos tres cero seis uno ocho cero. Dirección: Avenida Pedro de Valdivia doscientos noventa y uno, piso nueve, Providencia, Santiago, Chile. **ETON.** Atención: Cecil Bond. Telefax: / uno seis cero cuatro/ seis ocho ocho nueve cinco tres dos. Dirección: Suite mil doscientos sesenta –novecientos noventa y nueve West Hastings Street, Vancouver, Canada V seis C dos W dos. Con copia a: Avenida Eliodoro Yañez dos mil cuarenta y ocho, Providencia, Santiago, Chile. **Con Copia a:** Pablo Mir Balmaceda. Telefax: /cinco seis dos/ siete tres siete siete seis siete uno. Dirección: Avenida Andrés Bello dos

mil setecientos once, piso ocho, Las Condes, Santiago, Chile. Las partes podrán cambiar en cualquier momento sus respectivos datos de contacto para las comunicaciones, para lo cual deberán informarlo a la otra parte mediante comunicación enviada en los términos que indica esta cláusula. Los nuevos datos de contacto así informados serán efectivos diez días después del envío del telefax informando el cambio. **DECIMO QUINTO:** Domicilio. Para todos los efectos del presente contrato las partes fijan su domicilio en la ciudad de Santiago. **DECIMO SEXTO :** Legislación Aplicable y Acuerdo Íntegro. Este Contrato y sus Anexos se regirán por y serán interpretados en conformidad con las leyes de la República de Chile, sin dar efecto a los principios o conflicto de leyes que podrían requerir la aplicación de las leyes de cualquier otra jurisdicción. Este contrato constituye el acuerdo íntegro entre las partes y reemplaza todas las negociaciones, declaraciones, contratos y convenios previos relacionados con él, ya sean escritos y/u orales, incluidos el ORA. **DECIMO SEPTIMO:** Poder. Se faculta al portador de copia autorizada de esta escritura para requerir todas las inscripciones, subinscripciones y anotaciones que fueren procedentes en los registros del Conservador de Minas correspondiente. Sin perjuicio de lo anterior, las partes confieren poder a don Hernán Montes Figueroa, Maria del Pilar Sierra López o Luis Ignacio Quiñones Sotomayor para que actuando uno cualquiera de ellos conjuntamente con don Pablo Mir Balmaceda, suscriban en representación de sus mandantes comparecientes a esta escritura los instrumentos públicos o privados que se requieran para precisar, aclarar, rectificar o adicionar la presente escritura en lo relacionado a la individualización y especificación de las concesiones mineras o sus títulos y para aclarar, rectificar o adicionar las informaciones, antecedentes o citas de escrituras, de inscripciones o de cualquier otra especie, que con ellas se relacionen, pudiendo otorgar una o más minutas de conformidad con lo dispuesto en el Reglamento del Registro Conservatorio de Bienes Raíces. **PERSONERÍAS:** La personería de los representantes de Anglo American Norte S.A. consta de escritura pública de fecha veintidós de Noviembre de dos mil diez otorgada en la Notaria de Santiago de don Alvaro Bianchi Rosas. La personería

del representante de Sociedad Contractual Minera Eton Chile consta de escritura pública de fecha veintiocho de Septiembre de dos mil seis otorgada en la Notaría de Santiago de Antonieta Mendoza Escalas - La personería de don Pablo Mir para representar a Exeter Resource Corporation consta de instrumento otorgado en Vancouver, Canada con fecha veintinueve de marzo de dos mil once, el que debidamente legalizado se protocolizó en la notaría de Santiago de doña Antonieta Mendoza Escala con fecha seis de abril de dos mil once. Las personerías no se insertan por ser conocida de las partes y la Notario que autoriza. En comprobante y previa lectura, firman los comparecientes el presente instrumento. Se da copia. Doy Fe.

ALEJANDRO VICENTE MENA FRAU

LUIS IGNACIO QUIÑONES SOTOMAYOR
7.776.718-5
p.p. ANGLO AMERICAN NORTE S.A.

PABLO JOSE MIR BALMACEDA
6.344.989-3
p.p. SOCIEDAD CONTRACTUAL MINERA ETON CHILE
p.p. EXETER RESOURCE CORPORATION

CERTIFICO QUE ESTA COPIA ES TESTIMONIO FIEL DE SU ORIGINAL, ANTONIETA MENDOZA ESCALAS, NOTARIO PUBLICO. SANTIAGO, 14 ABR 2011

ANTONIETA MENDOZA ESCALAS
NOTARIO PUBLICO
16° NOTARIA DE SANTIAGO

N° COPIAS: 3
DERECHOS: $140.000
OT: 115075

A.G.

Carp.H.Caralazos: Cvta. Pertenen. Anglo American a SCM Eton Chile

PROTOCOLIZADO N° 630
REPERTORIO N° 2789/2011
FECHA 13 ABR. 2011

ANEXO A
Concesiones Mineras


465000
470000
6840000
6840000
465000
470000
1
2
3
4
5
6
7
8
9
10
11
0 0,5 1 2 3 4 5

ESCALA = 1:76,000

N°	Concesión	Superficie (Há)	Rol Nacional
1	CASPICHE 1/10	100	03203-1455-0
2	CASPICHE II 1/32	312	03203-1494-1
3	VEGA DE CASPICHE 1/9	81	03203-1493-3
4	CASPICHE TERCERO 1/10	100	03203-1495-K
5	TROYA 1/12	120	03203-1856-4
6	CASPICHE IV 1 AL 7	70	03203-4659-2
7	CASPICHE V 1 AL 20	185	03203-4660-6
8	CASPICHE VI 1 AL 25	243	03203-4661-4
9	CASPICHE VII 1 AL 20	169	03203-4662-4
10	CASPICHE IV 11	12	03203-4727-0
11	CASPICHE VIII 1 AL 30	300	03203-6117-6

AngloAmerican

Marzo - 2011

INUTILIZADO

ANTONIETA MENDOZA ESCALAS
NOTARIO PUBLICO
18° NOTARIA DE SANTIAGO

ANEXO B.

TERMINOS Y CONDICIONES DEL ROYALTY.

Santiago, 13 de Abril de 2011.

Por escritura pública otorgada con esta misma fecha en la Notaría de Santiago de doña Antonieta Mendoza Escalas, Repertorio Numero ______, se ha celebrado entre **SOCIEDAD CONTRACTUAL MINERA ETON CHILE** (en adelante "ETON," y en conjunto con sus sucesores y cesionarios, incluidos aquellos que lo sucedan en el derecho a explotar las concesiones mineras descritas en el Anexo A, el "Otorgante"), y **ANGLO AMERICAN NORTE S.A.**, (en adelante "Anglo," y en conjunto con sus sucesores y cesionarios el "Beneficiario"), un Contrato de Compraventa (el "Contrato"), del cual este Anexo B (en adelante el "Anexo"), debidamente firmado por las partes, forma parte integrante. La Cláusula Sexta del Contrato establece la obligación del Otorgante de otorgar una regalía en favor del Beneficiario. Este Anexo tiene por objeto regular los términos y condiciones de dicha regalía, tales como su cálculo, pagos, derechos, obligaciones y demás materias que no han sido tratadas específicamente en el Contrato, como sigue:

1. Definiciones. Para efectos de este Anexo las partes acuerdan que los términos que se indican a continuación tendrán los siguientes significados:

1.1. "Regalía" significa una cantidad equivalente a un 3% del Retorno Neto de Fundición (Net Smelter Return). La Regalía se pagará por todo el período de vida útil productiva de las Propiedades

INUTILIZADO

NOTARIO PUBLICO

Mineras y en tanto no haya cesado en forma definitiva la explotación de la o las minas asociadas a las Propiedades Mineras, con un máximo de 100 años a partir del inicio de la Producción Comercial de las Propiedades Mineras, sin perjuicio del Royalty Anticipado establecido en la sección 2. Si por alguna razón, estando vigente el plazo de 100 años antes indicado, y habiéndose ejecutado las medidas para cesar en forma definitiva la explotación del proyecto Caspiche, se reinicia la explotación de la o las minas asociadas a las Propiedades Mineras o se desarrolla un nuevo proyecto de explotación minera en las Propiedades Mineras, la obligación de pago de la Regalía se hará exigible a partir del inicio de la Operación Comercial de esa nueva explotación o proyecto.

1.2. "Retorno Neto de Fundición" o "Net Smelter Return" significa los Ingresos Brutos obtenidos por el Otorgante menos las Deducciones Permitidas.

1.3. "Productos Mineros" significa el mineral y metales (en barras o concentrados), que sean arrancados, excavados, extraídos o de otra manera recuperados de las Propiedades Mineras y que sean susceptibles de adquirir en virtud de dichas Propiedades Mineras y que hayan sido sometidos a diversos tratamientos y procesos, necesarios para llevar los minerales a un estado o substancia susceptible de ser comprada o vendida en un mercado relevante.

1.4. "Propiedades Mineras" significa todas y cada una de las concesiones mineras de explotación descritas en la Cláusula Segunda del Contrato y en el Anexo A, o aquellas que remplacen a las anteriores, según los términos de dicha Cláusula.

INUTILIZADO

NOTARIO PUBLICO

16° NOTARIA DE SA

1.5. "Ingreso Bruto" significa la suma de las siguientes cantidades (sin que exista duplicación entre ellas) devengada mensualmente a partir del inicio de la Producción Comercial.

(i) el ingreso percibido por el Otorgante por las ventas de Productos Mineros a personas no relacionadas;

(ii) El ingreso percibido por el Otorgante por las ventas de Productos Mineros a personas relacionadas dentro del mes respectivo; en el entendido que tales ventas deben realizarse a costos de mercado (arm´s lenght) de manera que no sean menos favorables para el Otorgante de lo que habrían sido si se hubieran hecho a partes no relacionadas, en términos de precios, deducciones y/o cualquier otro elemento que sea aplicable a dichas ventas. Los términos y condiciones de cualquier venta a una parte relacionada deberán ser documentados y demostrados a requerimiento del Beneficiario; y

(iii) cualquier pago **percibido por el Otorgante** por concepto de seguro referidos a pérdidas de minerales o perdidas de producción de minerales.

1.6. "Deducciones Permitidas" significa la suma de los siguientes costos, cargos y gastos (siempre que estos no hayan sido deducidos por el comprador para determinar el Ingreso Bruto) incurridos mensualmente por el Otorgante en relación con los Productos Mineros obtenidos de las Propiedades Mineras:

(i) Costos de transporte de tales Productos Mineros efectivamente incurridos (incluyendo sin limitación, fletes, seguros, impuestos de exportación, cargos de estiba y portuarios, manejo y almacenaje en puertos chilenos incurridos con motivo o durante el curso de dicho transporte) desde las Propiedades Mineras a la refinería, fundición, otro comprador, usuario o cliente. En caso que los Productos Mineros sean despachados por tierra o por avión, se aplicarán los costos de transporte efectivamente incurridos desde las Propiedades Mineras a la refinería, fundición, otro comprador, usuario o cliente;

(ii) Costos por tratamiento en el proceso de fundición y refinación de los Productos Mineros efectivamente incurridos (incluyendo sin limitación, cargos por fundición y refinación, penalidades, cargos por impurezas, pesaje, muestreo, análisis de laboratorio, arbitraje y otras deducciones resultantes de estos procesamientos); y

(iii) Los pagos directos relacionados con impuestos o cargos a la producción o venta de minerales y, en general, cualquier otro

INUTILIZADO

impuesto, tasa o cargo que grave la producción, venta o exportación de Productos Mineros (con excepción del impuesto a la renta a que esté afecto el Otorgante) que no sea recuperables por el Otorgante. En todo caso, el impuesto específico aplicable a la actividad minera en conformidad a la ley chilena (según se establece actualmente en el Artículo 64 de la Ley de Impuesto a la Renta de Chile o en cualquier otra disposición que pueda complementar, modificar o reemplazar a tal disposición) no será considerado una Deducción Permitida.

1.7. "Producción Comercial" significa el momento en que se efectúe el primer embarque comercial, de Productos Mineros provenientes de las Propiedades Mineras .

2. El Retorno Neto de Fundición se determinará deduciendo del Ingreso Bruto las Deducciones Permitidas asociados a ese Ingreso Bruto, en el mismo período de tiempo.

3. Regalía Anticipada y Regalía Mínima. Hasta la fecha de inicio de la Producción Comercial, lo que deberá ocurrir a más tardar el 31 de Marzo de 2026, el Otorgante pagará al Beneficiario como anticipo de la Regalía ("la Regalía Anticipada") anualmente, la suma de US$ 250.000 por cada uno de los primeros 10 años devengándose el primer pago el 31 de Marzo de 2011, el cual ANGLO declara haber recibido a su entera satisfacción en forma anticipada con anterioridad a esta fecha y el último el 31 de Marzo de 2020; y la suma de US$ 1.000.000 por cada uno de los 5 años a contar de esa fecha, siendo el primer pago el 31 de Marzo de 2021 y el último el 31 de Marzo de 2025. Una vez iniciada la Producción Comercial cesará el pago de la Regalía Anticipada. Sin perjuicio de lo anterior, en caso que el proyecto Caspiche se desarrolle por etapas (Ejemplo: primero un proyecto de óxidos y luego un proyecto de sulfuros) y como consecuencia de esta ejecución por etapas se produce una suspensión de la producción entre el término de la producción de una etapa y el inicio de la Operación Comercial de la siguiente, el Otorgante deberá a pagar como Regalía Anticipada la suma de US$ 250.000 anualmente durante el período intermedio entre ambas etapas en que no exista producción. A partir del inicio de la Producción Comercial El Otorgante pagará anualmente al Beneficiario, una Regalía mínima equivalente en pesos a US$ 250.000 (la "Regalía Mínima") en el evento que, determinada la Regalía a pagar en dicho año conforme a lo indicado en este Anexo B, su monto fuera inferior a dicha suma. Si las operaciones mineras en las Propiedades Mineras cesaren por cualquier razón distinta de un caso fortuito o fuerza mayor (según se define en el artículo 45 del Código Civil chileno), o porque la mina o las minas asociadas a la Propiedades Mineras han terminado su vida útil o porque las operaciones mineras son suspendidas por una

INUTILIZADO

orden o acto de la autoridad por cualquier causa no imputable al Otorgante, el Otorgante permanecerá obligado a pagar la Regalía Mínima establecida en el presente instrumento. La obligación del Otorgante de pagar la Regalía y la Regalía Mínima se suspenderá, en cualquier mes en que el precio promedio del oro caiga por debajo de US$325 por onza. El "Precio Promedio del Oro" se determina como la media aritmética entre el London Final Monthly Average ("LFMA") y el London Initial Monthly Average ("LIMA") según se publica en el "Platts Metals Week Price Notification—Monthly Report" ("PMWPN"). Si el PMWPN ya no se emitiera, se utilizará alguna otra publicación de reconocido prestigio que publique un equivalente de precios de Londres que refleje el LFMA y LIMA. Las obligaciones del Otorgante en relación con el pago de la Regalía Mínima se suspenderán en la medida y por lapso en que el cumplimiento se vea impedido debido a un caso fortuito o fuerza mayor.

4. Costos de Mercado. En caso que la fundición, refinación o, en general cualquier procesamiento, distinto de la operación de explotación minera, se lleve a cabo en instalaciones controladas por el Otorgante, los cargos, costos y sanciones para dicha fundición, refinación o procesamiento serán equivalentes a la cantidad en que el Otorgante habría incurrido si la fundición, refinación o procesamiento se hubiera realizado en instalaciones que no fueran de su propiedad ni se encontraren bajo su control, que ofrezcan servicios similares para productos similares en condiciones imperantes, pero en ningún caso superior a los costos reales incurridos por el Otorgante con respecto a tales fundiciones y refinaciones.

5. Pago; Liquidación de Regalía. La Regalía será pagada por el Otorgante al Beneficiario en forma mensual, excepto en el caso de la Regalía Anticipada establecida en el número 2 precedente cuyo pago será anual, mediante pagos provisionales o finales según sea el caso, en moneda de los Estados Unidos de América, dentro de los 30 días siguientes al término del mes precedente. Los montos adeudados no devengaran interés salvo en los casos de atrasos o mora en el pago, circunstancias en que se empezara a devengar un interés a una tasa equivalente a la suma que resulte menor entre: (i) la tasa LIBOR más 2% por año, o (ii) el interés máximo convencional permitido bajo la ley chilena, desde la fecha de vencimiento hasta la fecha en que el pago atrasado o moroso sea íntegramente pagado. Cada pago deberá ser acompañado de una liquidación con un detalle suficiente para permitir al Beneficiario determinar el método de cálculo de dicha Regalía y la precisión del mismo ("Liquidación de Regalía"). Cada Liquidación de Regalía deberá incluir el número de onzas troy, en el caso de oro, y el numero de onzas, libras o toneladas, según sea el

93

INUTILIZADO

ANTONIETA MENDOZA ESCALAS
NOTARIO PUBLICO
18ª NOTARIA DE SANTIAGO

caso, tratándose de otros Productos Mineros, embarcados a una fundición, refinería, u otro procesador o comprador durante el mes calendario aplicable, los ingresos por la venta de dichos Productos Mineros y todos la Deducciones Permitidas así como cualquier otra información pertinente, con suficiente detalle para explicar el cálculo de la Regalía. Para efectos de esta Sección 5 LIBOR significa la tasa interbancaria de Londres (London interbanking offering rate) ofrecidas para los depósitos en dólares de los EE.UU. aproximadamente las 11:00 am (hora de Londres) dos días antes del primer día de cualquier período de intereses, tal como se publica en el Wall Street Journal. Dentro del primer trimestre de cada año las Partes realizarán una revisión y reconciliación de los pagos de Regalía efectuados en el año calendario inmediatamente anterior. Si como consecuencia de esta revisión y reconciliación se determinaran diferencias con los pagos efectivamente efectuados, se deberá proceder al pago de las diferencias no pagadas o a la devolución de las sumas pagadas en exceso, lo que se hará conjuntamente con el pago de Regalía inmediatamente siguiente a la fecha en que las Partes hayan determinado las diferencias.

6. Libros y Registros. El Otorgante deberá llevar libros y registros fidedignos y precisos de de sus operaciones y actividades relacionados o requeridas para el cálculo de la Regalía y deberá mantenerlos por un período no inferior a 3 años.

7. Auditorias; Inspecciones. En cualquier oportunidad razonable, pero no más de dos veces cada año, durante horario laboral normal, con un aviso previo razonable, el Otorgante permitirá al Beneficiario, actuando razonablemente y a su propio costo, a través de sus directivos, empleados y representantes, revisar, auditar, examinar y obtener copias de los libros y registros del Otorgante que contengan información relacionada o requerida para calcular la Regalía.

8. Mezcla. El Oferente podrá mezclar Productos Mineros extraídos de las Propiedades Mineras con minerales de otras propiedades, propias o de terceros. Antes de que cualquier Producto Minero proveniente de las Propiedades Mineras sea mezclado con mineral de otras propiedades, el Producto Minero proveniente de las Propiedades Mineras deberá ser pesado y muestreado, de acuerdo a las prácticas mineras y metalúrgicas comúnmente aceptadas para determinar humedad, contenido de metales y minerales comerciales y otros contenidos. El Otorgante deberá conservar en su poder los análisis (incluyendo humedad y substancias penalizadas) representativos de los Productos Mineros mezclados, durante un período de tiempo razonable, pero no menor a 24 meses desde la fecha de pago al Beneficiario de la Regalía asociada a los Productos Mineros mezclados y deberá conservar las muestras de Productos

INUTILIZADO

MENDOZA

NOTARIA DE

Mineros mezclados tomadas desde las Propiedades Mineras, y utilizadas para efectuar los análisis, por un período no inferior a 30 días después de que hayan sido tomadas.

9. Acopio. El Otorgante estará facultado para acopiar o almacenar rocas que contengan Productos Mineros producidos de las Propiedades Mineras, en el entendido que dichos acopios o rocas almacenadas estarán sujetas a los términos de este Anexo.

10. Mineral bruto. Maquila. El Otorgante no podrá vender el mineral bruto extraído de las Propiedades Mineras. Asimismo, el Otorgante solo podrá entregar mineral bruto extraído de las Propiedades Mineras para que sea maquilado o procesado por un tercero, relacionado o no, si el respectivo contrato de maquila o procesamiento se realiza a Costos de Mercado y establece las condiciones que resulten razonables para que el Beneficiario pueda acceder a o confirmar, sin mayor carga o costos que los establecidos en el presente contrato, la información requerida para el cálculo y pago de la Regalía.

11. Relaves. Todos los relaves, residuos, desmontes, materiales de desechos de lixiviación y otros materiales de desecho resultantes de las operaciones y actividades del Otorgante en las Propiedades Mineras, serán de exclusiva propiedad del Otorgante, pero permanecerán sujetos a los términos de este Anexo.

12. Compromisos Vinculados a las Propiedades Mineras. La Regalía y los derechos del Beneficiario establecidos en el presente Anexo, tendrán la naturaleza de un derecho en bienes inmuebles y se extenderán a (i) cualesquiera modificación, traslado, ajuste, solicitud o locación adicional de las concesiones mineras existentes, o cualesquiera pedimentos o manifestaciones que se conviertan en concesiones mineras, comprendida en el área correspondiente a las Propiedades Mineras, y cualesquiera otros derechos mineros que reclame el Otorgante que se relacionen con cualesquiera derechos dentro del área de las Propiedades Mineras; y (ii) cualquier renovación, modificación u otra alteración o extensión de cualesquiera arrendamientos, de cualesquiera terrenos o inmuebles que hoy tenga el Otorgante o que adquiera en el futuro como consecuencia de sus derechos en las Propiedades Mineras y que comprendan su misma área. La Regalía constituye un derecho en los Productos Mineros y, a menos y hasta que se le ponga término en la forma prevista en el presente instrumento, obligará a ETON y a sus sucesores y cesionarios en la Propiedades Mineras o porción de las mismas y representará un derecho en los minerales existentes.

13. Cesión. Sin perjuicio de lo indicado en la cláusula Séptima del Contrato sobre la forma y limitaciones para la cesión de la Regalía y la opción de recompra, cualquiera de las partes podrá ceder libremente, la totalidad o una parte de sus derechos establecidos en conformidad al Contrato y a este Anexo, en el entendido, sin embargo, que cualquier transferencia o traspaso realizada por las partes respecto de cualquiera de sus derechos en la Regalía o Propiedades Mineras se hará bajo la condición expresa de que el cesionario acepte por declaración contenida en una escritura pública, sujetarse y quedar vinculado a los términos, condiciones y acuerdos establecidos en el Contrato y este Anexo. El Contrato y este Anexo redundarán en beneficio de y serán vinculante para y exigible por las Partes y por sus respectivos sucesores y cesionarios permitidos. La Parte que vaya a ceder todo o parte de sus derechos en el presente contrato, deberá informarlo por escrito a la otra parte, con una antelación de a lo menos 10 días hábiles a la fecha en que se vaya a realizar dicha cesión o transferencia.

14. Due Diligence en Caso de Cesión por el Beneficiario.

Ante la solicitud por escrito de Anglo, Eton entregará a los potenciales terceros compradores de Royalty identificados por Anglo ("Interesados"), previo a la firma por estos de un acuerdo de confidencialidad con ETON y Anglo, copias de las evaluaciones económicas preliminares, estudios de pre-factibilidad y factibilidad al igual que los datos que respaldan dichos informes (colectivamente "Información"), junto con otra información que sea relevante para evaluar la adquisición del Royalty, EN EL ESTADO EN QUE SE ENCUENTRA Y EN EL LUGAR DONDE SE ENCUENTRA. Eton no formulara declaración a garantía alguna, expresa ni implícitamente, acerca de la validez, precisión o integridad de la Información, por lo tanto, no se deberá considerar ni suponer dicha declaración.

Anglo se obliga a requerir de los Interesados que la revisión de la Información se realice en forma rápida. En todo caso, ETON estará obligada a entregar Información dentro de un plazo máximo de 30 días, contados desde la fecha en que se le haya notificado por Anglo la solicitud de entrega de Información que se indica al comienzo de esta cláusula. Anglo podrá ampliar el plazo antes indicado, en caso de existir causas razonables que así lo justifiquen. Eton no podrá denegar su autorización. En todo caso este plazo considerando sus extensiones no podrá exceder de 90 días en total. Eton se obliga a realizar la entrega de la Información en forma expedita a partir de la recepción de la solicitud de Anglo de entrega de Información.

ANTONIETA MENDOZA ESCALAS
NOTARIO PUBLICO
4ª NOTARIA DE SANTIAGO

El acuerdo de confidencialidad entre Anglo, Eton y el Interesado deberá abordar por lo menos las siguientes disposiciones:

i). El Interesado utilizará la información a su propio riesgo y para el exclusivo objeto de evaluar una posible adquisición del Royalty. Eton no deberá estar sujeto a ninguna responsabilidad civil como resultado del uso de la Información por parte del Interesado. Eton no deberá estar sujeto a ninguna obligación de revisar o actualizar ninguna Información provista al Interesado. En caso de Información que esté sujeta a requerimientos de confidencialidad impuestos bajo acuerdos con terceros que no permita su entrega al Interesado, esta información será entregada previa autorización del tercero con quien exista un acuerdo de confidencialidad

ii). Cualquier Información provista al Interesado deberá ser retenida por el Interesado como confidencial y de propiedad privada de Eton.

iii). El Interesado y Anglo estarán obligados a indemnizar a Eton contra cualquier y toda responsabilidad civil, acciones y demandas, derivadas del uso de la Información por parte del Interesado. Asimismo todos los costos y gastos razonables en que incurra Eton con ocasión o relacionados con la entrega de la Información al Interesado deberán ser asumidos y pagados por Anglo a Eton, dentro de los 15 días siguientes a la emisión de la respectiva factura por parte de Eton. Si el Interesado visita las Propiedades, el Interesado deberá notificar por escrito a Eton y Eton hará los esfuerzos razonables para coordinar una visita a terreno de los representantes del Interesado en compañía de representantes de Eton. Cualquier información obtenida por el Interesado como resultado de dicha visita será considerada como parte integral de la Información y estará sujeta a las mismas restricciones. El Interesado asumirá sus propios costos y gastos relacionados con la visita a terreno e indemnizará y liberará a Eton de cualquier pérdida, responsabilidad civil, costo, daños, lesión o gasto que surja de cualquier lesión a cualquier representante del Interesado como resultado de dicha visita a terreno.

iv). En caso de incumplimiento del acuerdo de confidencialidad, Eton tendrá derecho a que se le indemnice por la parte que haya incumplido el acuerdo de confidencialidad, de los daños directos que dicha infracción le produzca.

v). Sin perjuicio de lo indicado en los puntos iii) y iv) anteriores, en caso de una infracción al acuerdo de confidencialidad por parte del Interesado o Anglo, Eton estará facultada para accionar judicial o administrativamente en contra del Interesado o Anglo, según proceda, interponiendo las acciones, demandas, querellas y, en general, cualquier reclamación que fuera procedente a fin exigir el pago de las indemnizaciones que procedan de acuerdo a lo indicado

INUTILIZADO

en el punto iv) anterior. Asimismo, Eton y Exeter estarán facultadas para interponer todas las acciones judiciales y administrativas que en su opinión resulten procedentes, ante cualquier tribunal o autoridad y que sean necesarias para impedir o detener cualquier gestión, acción o transacción distinta de la compra de la Regalía y que en opinión de Eton, la perjudique o sea contraria a sus intereses o al de las sociedades a ella relacionadas, incluyendo a Exeter, y/o a los accionistas, directores y ejecutivos de cualquiera de estas, si para la preparación o ejecución de la gestión, acción o transacción se utilizó información entregada bajo el acuerdo de confidencialidad.

Si el acuerdo de confidencialidad contiene las disposiciones señaladas en los numerales i) a v) anteriores, Eton deberá firmarlo cuando se lo requiera Anglo. Si transcurridos 10 días desde que Anglo ha requerido a Eton la firma del acuerdo de confidencialidad conteniendo las disposiciones antes indicada, esta última no le entrega un original firmado en el domicilio vigente conforme a la cláusula 14 del Contrato, se entenderá cumplida por Anglo la obligación que impone el presente numeral 14 Anexo B, con la sola firma de Anglo y el Interesado, pero en dicho caso, el acuerdo de confidencialidad igualmente deberá incluir las disposiciones referidas en los numerales i) a v) anteriores.

Las restricciones precedentes no aplicarán a la revelación de información a sociedades relacionadas con una cualquiera de ETON y ANGLO, ni en caso de ser requerido legalmente por una entidad gubernamental o tribunal de cualquier país en los cuales ETON o ANGLO tengan negocios o transen sus acciones.

15. Propiedad y Título de las Propiedades Mineras. El Otorgante deberá mantener, conservar, proteger y defender, a su propio costo, su propiedad y título sobre las Propiedades Mineras, incluyendo el pago, a su vencimiento, de todas las patentes y realizar todos aquellos otros pagos que sean necesarios para mantener las Propiedades Mineras vigentes.

16. Comunicaciones: Cualquier comunicación, elección, informe u otra correspondencia requerida o permitida a continuación se hará por escrito y será entregada a las partes en las direcciones establecidas en la introducción de este Anexo (i) personalmente, o (ii) por correo registrado o certificado, con franqueo pagado, con acuse de recibo, o (iii) por correo expreso nocturno y de buena reputación, o (iv) por fax (al número establecido debajo de firma), con confirmación de entrega solicitada, o bien a las direcciones diferentes que el Otorgante o Beneficiario notifique a la otra parte por cualquiera de las formas indicadas anteriormente.

ANTONIETA [illegible] ESCALAS
NOTARIO PUBLICO
18° NOTARIA DE SANTIAGO

INUTILIZADO

17. Garantías Adicionales. Las partes se obligan a suscribir todos aquellos instrumentos que puedan ser necesarios para llevar a efecto los fines del presente Anexo.

18. Renuncia y Modificación. Ninguna renuncia o modificación de los términos y condiciones de este Anexo será vinculante respecto de cualquiera de las partes, a menos que conste por escrito y haya sido suscrita por representantes autorizados de las mismas. Ninguna renuncia de cualquiera de las partes respecto al incumplimiento de cualquiera de las disposiciones de este Anexo se entenderá como una renuncia a cualquier ulterior incumplimiento.

19. Ausencia de Sociedad. Nada de lo señalado en el presente Anexo podrá interpretarse como que crea, sea en forma expresa o implícita, un joint venture o asociación, sociedad minera, sociedad comercial u otra relación societaria de cualquier tipo o que imponga sobre alguna de las partes algún deber, obligación o responsabilidad de naturaleza societaria o algún deber, obligación o responsabilidad de carácter fiduciario con respecto a la otra parte concurrente a este acto.

ALEJANDRO VICENTE MENA FRAU
p.p. **ANGLO AMERICAN NORTE S.A.**

LUIS IGNACIO QUIÑONES SOTOMAYOR
p.p. **ANGLO AMERICAN NORTE S.A.**

PABLO JOSE MIR BALMACEDA
p.p. **SOCIEDAD CONTRACTUAL MINERA ETON CHILE**

El presente documento que se protocoliza se anotó en el Repertorio con el N° 2759 y corre agregado al final de mis Registros del mes de Abril bajo el N° 630.

Santiago, 13 ABR 2011

ANTONIETA MENDOZA ESCALAS * 16a. NOTARIA DE SANTIAGO * NOTARIO PUBLICO

LA PRESENTE ES COPIA FIEL DEL DOCUMENTO PROTOCOLIZADO

SANTIAGO, ... 14 ABR 2011

ANTONIETA MENDOZA ESCALAS * NOTARIA DE SANTIAGO * NOTARIO PUBLICO